Exhibit 10.17

PORTAL SOFTWARE, INC.

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into this «Day» day of «MoYear» by and between Portal Software, Inc., a Delaware corporation (the “Company”), and «Name» (“Indemnitee”).

WHEREAS, Indemnitee, a member of the Board of Directors (the “Board”) or an officer, employee or agent of the Company, performs a valuable service in such capacity for the Company;

WHEREAS, both the Company and the Indemnitee recognize the increased risk of litigation and other claims being asserted against officers, directors, employees and agents of public companies;

WHEREAS, the stockholders of the Company have adopted Bylaws (the “Bylaws”) providing for the indemnification of the officers, directors, employees and agents of the Company to the maximum extent authorized by the Code (as defined below);

WHEREAS, the Bylaws and the Code, by their non-exclusive nature, permit contracts between the Company and the members of its Board, officers, employees or agents with respect to indemnification of such directors, officers, employees or agents;

WHEREAS, in accordance with the authorization as provided by the Code, the Company either has purchased and presently maintains or intends to purchase and maintain a policy or policies of Directors and Officers Liability Insurance (“D & O Insurance”) covering certain liabilities which may be incurred by its directors and officers in the performance of their duties as directors and officers of the Company;

WHEREAS, as a result of developments affecting the terms, scope and availability of D & O Insurance there exists general uncertainty as to the extent of protection afforded members of the Board or officers, employees or agents by such D & O Insurance and by statutory and bylaw indemnification provisions; and

WHEREAS, in recognition of the Indemnitee’s need for (i) substantial protection against personal liability, and (ii) specific contractual assurance that the protection promised by the Bylaws will be available to the Indemnitee, regardless of, among other things, any amendment to or revocation of the Bylaws or any change in the composition of the Board or acquisition transaction relating to the Company, the Company wishes to provide for the indemnification of the Indemnitee and to advance expenses to the Indemnitee to the fullest extent permitted by law and as set forth in this Agreement, and, to the extent such insurance is maintained by the Company, to provide for the continued coverage of the Indemnitee under the Company’s D & O Insurance;

NOW, THEREFORE, in consideration of Indemnitee’s continued service as a director, officer, employee or agent after the date hereof, and for other good and valid consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.    Certain Definitions.

(a) A “Change in Control” shall be deemed to have occurred if:

(i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”), other than (a) a trustee or other fiduciary holding securities under an employee benefit plan of the Company; (b) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; or (c) any current beneficial stockholder or group, as defined by Rule 13d-5 of the Exchange Act, including the heirs, assigns and successors thereof and any “person” formed primarily for such current beneficial stockholder’s or group’s or his, her or its spouse’s or lineal descendants’ estate planning purposes, of beneficial ownership, within the meaning of Rule 13d-3 of the Exchange Act, of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities; hereafter becomes the “beneficial owner,” as defined in Rule 13d-3 of the Exchange Act, directly or indirectly, of securities of the Company representing 20% or more of the total combined voting power represented by the Company’s then outstanding Voting Securities; or

(ii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company, in one transaction or a series of transactions, of all or substantially all of the Company’s assets.

(b) “Code” shall mean the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended or interpreted; provided, however, that in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Company to provide indemnification rights that are no less broad than were permitted prior thereto to the extent not otherwise prohibited by such amendment.

(c) “Expense” shall mean attorneys’ fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing for any of the foregoing, any Proceeding relating to any Indemnifiable Event.

(d) “Indemnifiable Event” shall mean any event or occurrence that takes place either prior to or after the execution of this Agreement, related to the fact that the Indemnitee is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, or by reason of anything done or not done by the Indemnitee in any such capacity.

(e) “Proceeding” shall mean any threatened, pending or completed action, suit, investigation or proceeding, and any appeal thereof, whether civil, criminal, administrative or investigative (including an action by or in the right of the Company) to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party, and/or any inquiry or investigation whether conducted by the Company or any other party, that the Indemnitee in good faith believes might lead to the institution of any such action.

(f) “Reviewing Party” shall mean any appropriate person or body consisting of a member or members of the Company’s Board or any other person or body appointed by the Board (including the special independent counsel referred to in Section 9) who is not a party to the particular Proceeding with respect to which the Indemnitee is seeking indemnification.

(g) “Voting Securities” shall mean any securities of the Company which vote generally in the election of directors.

2.     Indemnification of Indemnitee.    In the event the Indemnitee was or is a party to or is involved (as a party, witness or otherwise) in any Proceeding by reason of (or arising in part out of) an Indemnifiable Event, whether the basis of the Proceeding is the Indemnitee’s alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, the Company shall indemnify the Indemnitee to the fullest extent permitted by the Code against any and all Expenses, liability and loss (including judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement, and any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed on any director or officer as a result of the actual or deemed receipt of any payments under this Agreement) (collectively, “Liabilities”) reasonably incurred or suffered by such person in connection with such Proceeding. The Company shall provide indemnification pursuant to this Section 2 as soon as practicable, but in no event later than 30 days after it receives written demand from the Indemnitee.

3.    Limitations on Indemnity.    Notwithstanding anything in this Agreement to the contrary including the right of the Reviewing Parties to deny indemnification pursuant to the terms of Section 7 hereof, the Indemnitee shall not be entitled to indemnification pursuant to this Agreement in the event of the following:

(a) on account of any suit in which judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Exchange Act or similar provisions of any federal, state or local statutory law;

(b) on account of Indemnitee’s conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest or to constitute willful misconduct, including, but not limited to, misappropriation of corporate assets, breach of Indemnitee’s duty of loyalty or conduct which resulted in profit to which Indemnitee is not entitled); and

(c) on account of any Proceeding (other than an Enforcement Proceeding referred to in Section 8 hereof) initiated by the Indemnitee unless such Proceeding was authorized in the specific case by action of the Board of Directors.

4.    Partial Indemnity.    If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses and Liabilities, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled. In connection with any determination by the Reviewing Party or otherwise as to whether the Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that the Indemnitee is not so entitled

5.    Notification and Defense of Claim.    Not later than thirty (30) days after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but Indemnitee’s omission to so notify the Company will not relieve the Company from any liability which it may have to Indemnitee under this Agreement or otherwise. With respect to any such Proceeding as to which Indemnitee notifies the Company of the commencement thereof:

(a) The Company will be entitled to participate therein at its own expense.

(b) Except as otherwise provided below, to the extent that it may wish, the Company shall, jointly with any other indemnifying party similarly notified, be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense thereof, the Company will not be liable to Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ its own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of the Company’s assumption of the defense thereof shall be at the expense of Indemnitee unless (i)

the employment of counsel by Indemnitee has been authorized by the Company; (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action; or (iii) the Company shall not in fact have employed counsel to assume the defense of such Proceeding within thirty (30) days of receipt of notice by the Company of the Proceeding; in each of which cases the fees and expenses of Indemnitee’s separate counsel shall be paid by the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in clause (ii) above.

(c) The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent. The Company shall be permitted to settle any action except that it shall not settle any action or claim in any manner which would impose any penalty, any economic consequence or limitation on Indemnitee without Indemnitee’s written consent. Neither the Company nor Indemnitee will unreasonably withhold its consent to any proposed settlement.

6.    Advancement and Repayment of Expenses.

(a) In the event that Indemnitee employs his or her own counsel pursuant to clauses (i) through (iii) of Section 5(b) above, the Company shall advance to Indemnitee, prior to any final disposition of any Proceeding, any and all Expenses, within thirty (30) days after receiving from Indemnitee copies of invoices presented to Indemnitee for such Expenses; provided, however, that if required by applicable corporate laws such Expenses shall be advanced only upon delivery to the Company of an undertaking by or on behalf of the Indemnitee to repay such amount if it is ultimately determined that the Indemnitee is not entitled to be indemnified by the Company.

7.    Review Procedure for Indemnification.    Notwithstanding the foregoing, (i) the obligations of the Company under Section 2 shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which the special independent counsel referred to in Section 9 hereof is involved) that the Indemnitee would not be permitted to be indemnified under applicable law or under Section 3 hereof as if final adjudication had been rendered as provided for in Section 3, and (ii) the obligation of the Company to advance Expenses pursuant to Section 6 above shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that the Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by the Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if the Indemnitee has commenced legal proceedings in a court of competent jurisdiction pursuant to Section 8 below to secure a determination that the Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that the Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and the Indemnitee shall not be required to reimburse the Company for any advanced Expenses until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or have lapsed). The Indemnitee’s obligation to reimburse the Company for advancement of Expenses pursuant to this Section 7 shall be unsecured and no interest shall be charged thereon. If there has not been a Change in Control or there has been a Change in Control approved by the Board, the Reviewing Party shall be selected by the Board, and if there has been such a Change in Control, other than a Change in Control which has been approved by a majority of the Company’s Board who were directors immediately prior to such Change in Control, the Reviewing Party shall be the special independent counsel referred to in Section 9 hereof.

8.    Enforcement.    If (a) the Reviewing Party determines that the Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law and the Indemnitee objects to such determination within 30 days of notice thereof, or (b) the Indemnitee has not otherwise been paid in full pursuant to Sections 2 and 3 above within 30 days after a written demand has been received by the Company, the Indemnitee shall have the right to commence litigation in any court in the State of Delaware having subject matter jurisdiction thereof and in which venue is proper to recover the unpaid amount of the demand (an “Enforcement Proceeding”) and, if successful in whole or in part, the Indemnitee shall be entitled to be paid any and all Expenses in connection with such Enforcement Proceeding. The Company hereby consents to service of process for such Enforcement Proceeding and to appear in any such Enforcement Proceeding. Any and all determinations made by the Reviewing Party shall be conclusive and binding on the Company and the Indemnitee unless the Indemnitee objects within the time period set forth above and there is a final adjudication in the Enforcement Proceeding.

9.    Change in Control.    The Company agrees that if there is a Change in Control of the Company, other than a Change in Control which has been approved by a majority of the Company’s Board who were directors immediately prior to such Change in Control, then with respect to all matters thereafter arising concerning the rights of the Indemnitee to indemnity payments and Expenses under this Agreement or any other agreement or under applicable law or the Company’s Certificate of Incorporation or Bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events, the Company shall seek legal advice only from special independent counsel selected by the Indemnitee and approved by the Company, which approval shall not be unreasonably withheld. Such special independent counsel shall not have otherwise performed services for the Company or the Indemnitee, other than in connection with such matters, within the last five years. Such independent counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement. Such counsel, among other things, shall render its written opinion to the Company and the Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the special independent counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorney’s fees), claims, liabilities and damages arising out of or relating to this Agreement or the engagement of special independent counsel pursuant to this Agreement.

10.    Liability Insurance.    To the extent the Company maintains an insurance policy or policies providing D & O Insurance, the Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any director of officer of the Company.

11.    No Presumption.    For purposes of this Agreement, to the fullest extent permitted by law, the termination of any Proceeding, action, suit or claim, by judgment, order,

settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

12.    Period of Limitations.    No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company or any affiliate of the Company against the Indemnitee, the Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of three (3) years from the date of accrual of such cause of action, or such longer period as may be required by state law under the circumstances, and any claim or cause of action of the Company or its affiliate shall be extinguished and deemed released unless asserted by timely filing of a legal action within such period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

13.    Subrogation.    Provided that payment has been made under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

14.    No Duplication of Payments.    The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent the Indemnitee has otherwise actually received payment (under any insurance policy, Bylaws, vote, agreement or otherwise) of the amounts otherwise indemnifiable hereunder.

15.    Continuation of Obligations.    All agreements and obligations of the Company contained herein shall commence upon the date that Indemnitee first became a member of the Board or an officer, employee or agent of the Company, as the case may be, and shall continue during the period Indemnitee is a director, officer, employee or agent of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnitee was a director, officer, employee or agent of the Company or serving in any other capacity referred to herein.

16.    Survival of Rights.    The rights conferred on Indemnitee by this Agreement shall continue after Indemnitee has ceased to be a director, officer, employee or other agent of the Company and shall inure to the benefit of Indemnitee’s heirs, executors and administrators.

17.    Non-Exclusivity of Rights.    The rights conferred on Indemnitee by this Agreement shall be in addition to any other rights which Indemnitee may have or hereafter acquire under any statute, provision of the Company’s Certificate of Incorporation or Bylaws, agreement, vote of stockholders or directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office; provided, however, that this Agreement shall supersede and replace any prior indemnification agreements entered into by and between the Company and Indemnitee and that any such prior indemnification agreement shall be terminated upon the execution of this Agreement. To the extent that a change in the Code permits greater indemnification by agreement than would be afforded currently under the Company’s Certificate of Incorporation, Bylaws and this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

18.    Separability.    Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any or all of the provisions hereof (including any provision within a single section, paragraph or sentence) shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof or the obligation of the Company to indemnify the Indemnitee to the full extent provided by the Bylaws or the Code.

19.    Governing Law.     This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such State without giving effect to the principles of conflicts of laws.

20.    Binding Effect.    This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, or substantially all, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place; provided that it is specifically agreed that this Section 20 shall not give indemnitee the right to consent to, or otherwise prevent the consummation of a merger, consolidation or other corporate transaction.

21.    Amendment and Termination.    No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing and is signed by both parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

22.    Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

PORTAL SOFTWARE, INC.

a Delaware corporation

By:

INDEMNITEE

«Name», «Title»

Address:

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